UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2012

MOMENTIVE PERFORMANCE MATERIALS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.
Albany, NY 12211
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (518) 533-4600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 17, 2012, Momentive Performance Materials Quartz, Inc., our wholly-owned subsidiary (“MPM Quartz”), entered into a Third Extension and Amendment, effective as of June 30, 2012 (the “Amendment”), to the Quartz Sand Products Purchase Agreement, as amended to date, by and between Unimin Corporation and MPM Quartz (the “Supply Agreement”). The Amendment extends the term of the Supply Agreement from June 30, 2012 to September 30, 2012, subject to the early termination provisions therein. The parties continue to negotiate the terms of a new long-term supply agreement.

Item 2.05 Costs Associated with Exit or Disposal Activities

On July 17, 2012, the Board of Directors of Momentive Performance Materials Inc. (“Momentive” or the “Company”) approved plans to realign the Company's businesses globally. These actions are part of Momentive's initiatives to better service its customers and improve its cost position, while continuing to invest in global growth opportunities. As a result of the realignment, the Company expects to reduce its workforce by approximately 6%.

In connection with the workforce reductions, Momentive expects to incur one-time pretax charges related to severance and other benefits of approximately $26 million, $14 to $18 million of which is anticipated to be recognized in 2012 with the remainder to be recognized in 2013. Substantially all of these charges will result in cash expenditures.

Forward-Looking and Cautionary Statements

Certain statements, including without limitation, statements regarding the expected workforce reductions and costs associated with such reductions in this report are forward-looking statements within the meaning of and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek,” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: our financial results and our substantial indebtedness. For a more detailed discussion of these and other risk factors, see the Risk Factors section of our Quarterly Report on Form 10-Q for the period ended March 31, 2012 and our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Description
10.01	Third Extension and Amendment to the Quartz Sand Products Purchase Agreement, effective as of June 30, 2012, by and between Unimin Corporation and Momentive Performance Materials Quartz, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ George F. Knight
Name:	George F. Knight
Title:	Senior Vice President, Finance and Treasurer

Date: July 17, 2012

EXHIBIT INDEX

Exhibit	Description
10.01	Third Extension and Amendment to the Quartz Sand Products Purchase Agreement, effective as of June 30, 2012, by and between Unimin Corporation and Momentive Performance Materials Quartz, Inc.